Exhibit 99.1

EQUITY RESIDENTIAL

2019 SHARE INCENTIVE PLAN

1. Purpose of the Plan.

(a) The Equity Residential 2019 Share Incentive Plan (the “Plan”) is established by Equity Residential (the “Company”) to secure for the Company and its shareholders the benefits arising from capital ownership by those key employees, trustees and individual consultants of the Company and its Subsidiaries (as defined below) who are and will be responsible for its future growth and continued success.

(b) The Plan provides a means whereby such individuals may: (i) receive authorized common shares of beneficial interest of the Company (collectively, “Shares”) and/or one or more classes of limited partnership interests (“OP Units”) in ERP Operating Limited Partnership (“Operating Partnership”) that are exchangeable for Shares, subject to conditions and restrictions described herein and otherwise determined by the Committee (as defined below) (collectively, “Share Awards”); (ii) acquire Shares pursuant to grants of options to purchase such Shares (“Options”); (iii) acquire Share Appreciation Rights (“SARs”) in tandem with or independent of Options referred to in item (ii) above; or (iv) receive dividend equivalent rights with respect to Shares (“Dividend Equivalents”). OP Units established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time: (i) may be convertible, exchangeable or redeemable for Shares or other limited partnership interests in the Operating Partnership (including OP Units of a different class or series), or at the option of the Company, for cash in an amount equal to the value of such Shares; (ii) may be valued and revalued from time to time by reference to the book value, fair value or performance of the Operating Partnership upon the occurrence of a “book-up event” described in Treasury Regulation §1.704-1(b)(2)(iv)(f)(5); or (iii) if granted as LTIP Units (as defined in ERP Operating Limited Partnership’s agreement of limited partnership, as amended, and sometimes referred to as “restricted units”), are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedures 93-27, 1993-2 C.B. 343, 2001-43, 2001-2 C.B. 191, and subsequent guidance.

(c) The term “Subsidiary” means each entity the Company owns or controls directly or indirectly either through voting control, equity ownership or as a general partner, managing member or similar control position, provided that, for purposes of Incentive Stock Options (as defined below) such term shall have the meaning given in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Company’s Compensation Committee (the “Committee”) consisting of three or more members appointed by the Board of Trustees of the Company (the “Board”) from among its members. A person may serve on the Committee only if he or she (i) meets all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the NYSE, the principal national securities exchange on which the Shares are traded; (ii) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”); and (iii) if applicable, satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code with respect to any grant under the Prior Plan (as defined below). Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons. The

Committee may delegate any of its authority to administer the Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Rule 16b-3 promulgated under the 1934 Act. The day-to-day administration of the Plan may be carried out by a Plan administrator designated by the General Counsel of the Company.

3. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the key employees, trustees and consultants of the Company and its Subsidiaries to whom Share Awards, Options, SARs or Dividend Equivalents are to be granted (a “Grantee”) and the number of Shares subject to such Share Awards, Options, SARs or Dividend Equivalents to be granted to the Grantees.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 14, the maximum number of Shares reserved and available for issuance under the Plan shall be the sum of 7,000,000 Shares plus any Shares which as of the close of business on the Effective Date (as defined in Section 21) are available for issuance under the Company’s 2011 Share Incentive Plan (the “Prior Plan”) (collectively, the “Maximum Share Amount”). No further awards or grants will be made under the Prior Plan after the Effective Date. The Prior Plan will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding thereunder.

(b) Shares subject to the Plan may be authorized but unissued Shares, Shares now held in the treasury of the Company or Shares hereafter acquired by the Company. Any Shares underlying any awards granted under the Plan that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) on or after the Effective Date will be added back to the Shares available for future grants hereunder other than: (i) Shares tendered by a Grantee to pay the exercise price of an award or to satisfy tax withholding obligations; and (ii) Shares repurchased by the Company on the open market using cash proceeds from option exercises. In addition, upon the exercise of a SAR, the number of Shares subject to the award shall be counted against the maximum number of Shares that may be issued under the Plan, on the basis of one share for every Share subject thereto, regardless of the actual number of Shares used to settle the SAR upon exercise.

(c) The maximum number of Shares with respect to which Options and SARs may be granted during any calendar year to any Grantee is 1,500,000 Shares, and the maximum number of Shares with respect to which Share Awards and Dividend Equivalents may be granted during any calendar year to any Grantee is 375,000 Shares. The maximum number of Shares that may be issued subject to Incentive Stock Options pursuant to Section 6(a) may not exceed the Maximum Share Amount.

(d) The term “Fair Market Value” of a Share means the closing price paid for Shares on the New York Stock Exchange on the applicable day for which such Fair Market Value is being determined (or as of the close of the most recent trading day with respect to any day in which trading does not occur).

5. Share Awards.

(a) Share Awards granted shall be subject to the following conditions and/or restrictions:

(i) A Share Award granted to Company employees shall be subject to a minimum vesting period of at least three years from the date of grant, with the Share Award vesting either in annual equal installments over, or in full at the end of, said period, and may be subject to such other conditions and restrictions as are established by the Committee as of the date of grant; provided, however, that up to five percent (5%) of the Maximum Share Amount (as reduced by other Plan awards issued pursuant to this provision or pursuant to the exception contained in Sections 6(c) or 7(d) (collectively hereinafter, the “Five Percent (5%) Exception”)) may be issued to non-Company employees with a minimum vesting period of one year. If any Company employees elect to receive Share Awards, in lieu of cash earned under any of the Company’s compensation programs, such Share Awards may vest in full on the date of grant. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its discretion, using such measures of individual performance or the performance of the Company and/or one or more of its Subsidiaries as it may select. Any Share Award containing conditions, terms or restrictions as established by the Committee but not set forth herein shall be described in such term sheets or employment, award or similar agreements as are approved by the Committee from time to time.

(ii) A Share Award that has not vested or continues to be subject to restrictions that impose an employment or service requirement (including any restrictions set forth on term sheets or employment, award or similar agreements approved by the Committee from time to time) will be forfeited to the Company upon the termination of the Grantee’s Service, unless the circumstances described in Section 5(a)(iii) have occurred (it being the express intent of this document that Share Awards will not be forfeited in the event of a “Change in Control” (as defined below) of the Company, or the termination of the Grantee’s Service as a result of any of the circumstances described in Section 5(a)(iii)). An individual’s “Service” shall continue until he or she is no longer serving in the role as employee, trustee or consultant of the Company or any Subsidiary.

(iii) Notwithstanding the foregoing, the conditions and restrictions described in Section 5(a)(i) and (ii) that are contained in the terms of any Share Award shall immediately lapse and be of no effect, and the Share Awards subject to such conditions and restrictions shall fully vest (with any performance goals deemed to be met in full at the maximum amount possible as of the date of consummation of a “Change in Control” (as defined in Section 5(c)) unless otherwise provided by the specific terms of an award) in favor of the Grantee, in the event of the following:

(I)    the termination of a Grantee’s Service by the Company and/or a Subsidiary other than for Good Cause (as defined in Section 5(e)) at or within twenty-four (24) months following a Change in Control, or

(II)    the termination of a Grantee’s Service due to or upon one of the following conditions/events:

(A) because of the Grantee’s death;

(B) an employee Grantee’s Disability (as defined in Section 5(d));

(C) if: (i) such Grantee’s Service commenced prior to January 1, 2009, and (ii) as of February 1, 2019, such Grantee was not less than 59 years old, then due to such Grantee’s termination of Service (other than if the termination occurs for Good Cause) at or after age 62, provided the Grantee signs a release in a form that is reasonably satisfactory to the Company releasing the Company from customary claims (“Age 62 Release”); or

(D) a trustee Grantee’s Board termination (excluding employee trustees): (i) in connection with his or her retirement at or after age 72; (ii) following the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which trustees are elected; (iii) following the failure to be re-elected to the Board at any such shareholders’ meeting; or (iv) following the trustee’s resignation from the Board by reason of either: (a) a material change in the trustee’s employment or job responsibilities; or (b) the trustee’s Disability.

(iv) Upon the termination of Service (other than for Good Cause) of an employee Grantee not described in Section 5(a)(iii)(II)(A) or 5(a)(iii)(II)(B) after meeting the requirements of the Rule of 70 (as defined in Section 5(f)), the Grantee’s Share Awards shall continue to vest per the original vesting schedule (subject to immediate and full vesting upon the occurrence of any of the circumstances described in Section 5(a)(iii)(I) or 5(a)(iii)(II)), provided the Grantee complies with the non-competition and employee non-solicitation provisions contained in the Grantee’s Rule of 70 Release (as defined in Section 5(f)). If the Grantee violates any of these provisions following the termination of his or her Service, unless otherwise determined by the Committee, all unvested Share Awards at the time of the violation will be forfeited to the Company.

(v) If the Service of a Grantee terminates other than as described above (other than if the termination occurs for Good Cause), the Committee shall have the authority to adjust the conditions and restrictions described in Section 5(a)(i) and (ii) that are contained in the terms of any Share Award. The Committee may make the determination described in the preceding sentence and communicate such determination in the Grantee’s award agreement or in any other manner.

(b) Rights of Grantee. The Grantee of a Share Award of Shares shall be entitled to all of the rights of a shareholder with respect to the Shares subject to the Share Award including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares from and after the date of grant; provided that any securities or other property (but not cash) received in any such distribution with respect to a Share Award of Shares that is still subject to the restrictions set forth above, shall be subject to all of the restrictions set forth herein with respect to such Share Award.

(c) Change in Control. The term “Change in Control” shall mean any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as defined below) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned by the Company or a Subsidiary, (B) the Company or any Subsidiary or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) The consummation of:

(1)    A merger, consolidation or reorganization involving the Company, unless:

(A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the Board of Trustees of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation;

(Transactions described above shall herein be referred to as a “Non-Control” Transaction);

(2)    A complete liquidation or dissolution of the Company; or

(3)    The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least seventy percent (70%) of the Voting Securities). Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur;

(iii) The failure of every proposed trustee submitted by the Board at a single election of trustees to be re-elected by the voting Beneficial Owners of the outstanding Shares; or

(iv) The failure to be re-elected by the voting Beneficial Owners of the outstanding Shares of one-half or more of the trustees that the Board proposes over any two or more consecutive elections of trustees.

(d) The term “Disability” means the Grantee becoming unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Code Section 422(c)(6).

(e) The term “Good Cause” shall include, but not be limited to, the Grantee’s engaging in conduct which (i) breaches his or her duty of loyalty to the Company; (ii) is injurious to the Company or a Subsidiary; or (iii) disparages the Company, any Subsidiary, or any of their respective officers or trustees.

(f) The term “Rule of 70” means when an employee Grantee’s years of Service with the Company or its Subsidiaries or predecessors (must be at least 15 years, based on 180 months of employment, not calendar years) plus his or her age (must be at least 55 years) on the date of termination of Service equals or exceeds 70. In addition, the employee must give the Company at least 6 months’ advance written notice of his or her intention to retire and sign a release upon termination of employment, with ongoing non-competition and employee non-solicitation provisions, releasing the Company from customary claims (“Rule of 70 Release”).

6. Share Options. Options granted shall be subject to the following conditions and/or restrictions:

(a) ISO/NQSO. Any Option to purchase Shares granted under Section 3 that satisfies all of the requirements of Section 422 of the Code, may be designated by the Committee as an “Incentive Stock Option.” Options that are not so designated, or that do not satisfy the requirements of Section 422 of the Code, shall not constitute Incentive Stock Options and shall be Non-Qualified Share Options.

(b) Exercise Price; In-the-Money Grants Prohibited; Repricing Prohibited. The exercise price of any Incentive Stock Options or Non-Qualified Share Options awarded hereunder shall not be less than the Fair Market Value of a Share on the date the Option is awarded under the Plan. Subject to adjustment as provided in Section 14, the repricing of Options under this Plan (reducing the exercise price of any Options previously granted hereunder) is specifically prohibited.

(c) General Exercisability. An Option granted to Company employees shall vest equally over a three-year period from the date of grant in three annual installments or in full at the end of such period, and may be subject to such other conditions and restrictions, including a longer vesting period, as are established by the Committee as of the date of grant; provided, however, that pursuant to the Five Percent (5%) Exception, a portion of the Options may be issued to non-Company employees with a minimum vesting period of one year, and provided further that if any Company employees elect to receive Options, in lieu of cash earned under any of the Company’s compensation programs, such Options may vest in full on the date of grant. Upon vesting, each Option shall be exercisable, either in whole or in part, but in no event later than the Option’s “Expiration Date” (as defined below). The Committee may, but need not, establish performance goals to be achieved within such periods as may be selected by it in its discretion using such measures of individual performance or the performance of the Company and/or one or more of its Subsidiaries as it may select. The “Expiration Date” with respect to an Option means the date established by the Committee at the date of grant (subject to any earlier termination by the Committee), but in no event later than the date which is ten (10) years after the date on which the Option is granted. All rights to purchase Shares pursuant to an Option shall cease as of the Option’s Expiration Date.

(d) ISO Exercisability. The aggregate exercise price for Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year may not exceed one hundred thousand dollars ($100,000) or such different maximum amount as may be provided under Section 422 of the Code. Any Options that are intended to be Incentive Stock Options but that become exercisable in excess of such amount shall be deemed to be a Non-Qualified Share Option to the extent of such excess.

(e) Other Vesting Provisions.

(i) Notwithstanding the provisions of Section 6(c), each Option granted under the Plan to a Grantee and as to which the Expiration Date has not occurred shall be immediately and fully exercisable, for the period indicated, in the event of the following:

(I) the termination of a Grantee’s Service by the Company and/or a Subsidiary other than for Good Cause at or within twenty-four (24) months following a Change in Control (in which case it shall be exercisable until its Expiration Date), or

(II) the termination of a Grantee’s Service due to or upon one of the following conditions/events:

(A) the Grantee’s death, in which case it shall be exercisable by the person or persons to whom the Grantee’s right passes by will or by the laws of descent and distribution until its Expiration Date;

(B) an employee Grantee’s Disability (as defined in Section 5(d)), in which case it shall be exercisable until its Expiration Date;

(C) if (i) such Grantee’s Service commenced on or prior to January 1, 2009, and (ii) as of February 1, 2019 such Grantee was not less than 59 years old, then due to such Grantee’s termination of Service (other than if the termination occurs for Good Cause) at or after age 62, in which case it shall be exercisable until its Expiration Date provided the Grantee signs the Age 62 Release; or

(D) a trustee Grantee’s Board termination (excluding employee trustees): (i) in connection with his or her retirement at or after age 72; (ii) following the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which trustees are elected; (iii) following the failure to be re-elected to the Board at any such shareholders’ meeting; or (iv) following the trustee’s resignation from the Board by reason of either: (1) a material change in the trustee’s employment or job responsibilities; or (2) the trustee’s Disability, in which case it shall be exercisable until its Expiration Date.

(ii) Upon the termination of Service (other than for Good Cause) of an employee Grantee not described in Section 6(e)(i)(I) or 6(e)(i)(II) after meeting the requirements of the Rule of 70, the Grantee’s Options shall continue to vest per the original vesting schedule (subject to immediate and full vesting upon the occurrence of any of the circumstances described in Section 6(e)(i)(I) or 6(e)(i)(II)), and each Option shall be exercisable until its Expiration Date, provided the Grantee complies with the non-competition and employee non-solicitation provisions contained in the Grantee’s Rule of 70 Release. If the Grantee violates any of these provisions following the termination of his or her Service, unless otherwise determined by the Committee, all vested and unvested Options at the time of the violation will be forfeited to the Company.

(iii) If the Service of a Grantee terminates other than as described above in this Section 6(e), his or her Options shall not become exercisable with respect to any additional Shares, unless (other than if a termination occurs for Good Cause) the Committee determines that either: (A) the vesting of the Options shall accelerate (in whole or in part) in connection with such termination; or (B) the vesting of any Options (in whole or in part) shall continue past the Grantee’s termination of Service, subject to such conditions as the Committee shall determine; and in each case, each Option may be exercisable until its Expiration Date.

(f) Good Cause. If the Service of a Grantee terminates for Good Cause, as determined by the Committee, his Option shall expire immediately. The Committee may also establish guidelines for determining whether a Grantee’s Service has terminated for Good Cause and communicate such guidelines in the Grantee’s award agreement, or in any other manner, including but not limited to such term sheets and supplements hereto as are approved by the Committee from time to time.

(g) Exercise Procedure. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the Company of written notice of exercise accompanied by payment in full of the Option exercise for the Shares to which the exercise relates and payment of any amount necessary to satisfy any withholding tax liability that may result from the exercise of the Option. Notwithstanding anything else to the contrary contained herein, any payment to be made by a Grantee hereunder, including, but not limited to, payment upon the exercise of an Option or any other award hereunder or in satisfaction of any tax withholding obligation, may be made in cash or, if approved by the Committee or the Chief Executive Officer of the Company, (i) through the delivery of Shares beneficially owned by such Grantee; or (ii) by a “net exercise” procedure effected through a reduction of Shares subject to an award under the Plan in satisfaction of such payment; or (iii) through delivery of written notice, subject to the Company’s receipt of a third party payment in cash for the full amount of such payment, in each case in the manner and subject to the procedures established by the Committee or Chief Executive Officer.

(h) Suspension of Right. Notwithstanding any other provision of this Section 6, the Committee, in its sole and absolute discretion, may suspend the right of any person to exercise an Option for up to 30 days if the Grantee’s Service has been or may be suspended or terminated for any reason. Following such suspension, the rights of the person to exercise such Option shall be controlled by any determination with respect to employment termination made prior to the end of the period of suspension.

7. Share Appreciation Rights. SARs granted shall be subject to the following conditions and/or restrictions:

(a) Grant/Repricing Prohibited. A SAR granted at the time a related Option is granted may be granted either in addition to the related Option (“Non-Tandem SAR”) or in tandem with the related Option (“Tandem SAR”). A SAR not related to an Option will be subject to the provisions applicable to Non-Tandem SARs. At the time a Non-Tandem SAR is granted, the Committee shall specify the base price of the Shares to be used in connection with the calculation described in subsection (b)(i) below, which shall be 100% of the Fair Market Value of a Share on the date of grant. The number of Shares subject to a Tandem SAR shall not exceed one for each Share subject to the related Option. No Tandem SAR may be granted to a key employee in connection with an Incentive Stock Option in a manner that will disqualify the Incentive Stock Option under Section 422 of the Code unless the key employee consents thereto. Subject to adjustment as provided in Section 14, the repricing of SARs (i.e., reducing the base price of any SAR previously granted hereunder) is specifically prohibited.

(b) Value. Upon exercise, a SAR shall entitle the Grantee to receive from the Company the number of Shares (or cash equivalent thereof) having an aggregate Fair Market Value equal to the following:

(i) in the case of a Non-Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the base Share price specified in such SAR, multiplied by the number of Shares then subject to the SAR, or the portion thereof being exercised; and

(ii) in the case of a Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price per Share specified in such Option, multiplied by the number of Shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligation arising out of the exercise of a SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. So long as the Grantee is subject to Section 16(b) of the 1934 Act with respect to securities of the Company, the Committee may not cause the Company to elect to settle any part or all of its obligation arising out of the exercise of a SAR by the payment of cash pursuant to this paragraph, unless (A) such exercise occurs no earlier than six months after the date of grant of the SAR, and (B) the Committee approves such form of settlement.

(c) Exercise of Tandem SARs. A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify at the time such Tandem SAR is granted, which restrictions and conditions and other terms need not be the same for all Grantees. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

(d) Non-Tandem SAR Exercisability. A Non-Tandem SAR granted to Company employees shall be subject to a minimum vesting period of at least three years from the date of grant, with the award vesting either in equal annual installments over, or in full at the end of, said period, and may be subject to such other conditions and restrictions as are established by the Committee as of the date of grant; provided, however, that pursuant to the Five Percent (5%) Exception, a portion of the Non-Tandem SARs may be issued to non-Company employees with a minimum vesting requirement of one year, and if any Company employees elect to receive a Non-Tandem SAR, in lieu of cash earned under the Company’s compensation programs, such Non-Tandem SAR may vest in full on the date of grant. Upon vesting, each Non-Tandem SAR shall be exercisable, either in whole or in part, but in no event later than the Non-Tandem SAR’s “Expiration Date” (as defined below). The Committee may, but need not, establish performance goals to be achieved within such periods as may be selected by it in its discretion using such measures of individual performance or the performance of the Company and/or one or more of its Subsidiaries as it may select. The “Expiration Date” with respect to a Non-Tandem SAR or any portion thereof granted under the Plan means the date established by the Committee at the date of grant (subject to any earlier termination by the Committee), but in no event later than the date which is ten (10) years after the date on which the Non-Tandem SAR is granted.

(e) Acceleration. Notwithstanding the above, each SAR granted under the Plan to a Grantee and as to which the Expiration Date has not occurred shall be immediately and fully exercisable, for the period indicated, in the event of (I) the termination of a Grantee’s Service by the Company and/or a

Subsidiary other than for Good Cause at or within twenty-four (24) months following a Change in Control (in which case it shall be exercisable until its Expiration Date); or (II) the termination of a Grantee’s Service under the same conditions described in Section 6(e) (in which case it shall be exercisable for the periods set forth pursuant to the award or the applicable provision of Section 6(e)).

(f) Other Termination. If the Service of a Grantee who is an employee terminates other than as described above in Section 7(e) and other than for Good Cause, or the Service of a Grantee who is a consultant or a member of the Board terminates for any reason other than for Good Cause, his SAR shall not become exercisable with respect to any additional Shares unless the Committee accelerates the exercisability of the SAR pursuant to Section 7(d), and the SAR shall be exercisable until the earlier of (i) 90 days after such termination unless extended by the Committee or (ii) its Expiration Date.

(g) Good Cause. If the Service of a Grantee terminates for Good Cause, his SAR shall expire immediately. The Committee may establish guidelines for determining whether a Grantee’s Service has terminated for Good Cause and communicate such guidelines in the Grantee’s award agreement, or in any other manner, including but not limited to such term sheets and supplements hereto as are approved by the Committee from time to time.

(h) Exercise Procedure. The Committee shall establish procedures governing the exercise of a SAR consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the Company of written notice of exercise prior to the SAR expiration.

(i) Settlement of SARs. As soon as is reasonably practicable after the exercise of a SAR, the Company shall issue, in the name of the Grantee, Share certificates representing the total number of full Shares to which the Grantee is entitled pursuant to Section 7(b) hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional Shares; or if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver, subject to any required withholding of state, federal and local taxes.

(j) Suspension of Right. Notwithstanding any other provisions of this Section 7, the Committee, in its sole and absolute discretion, may suspend the right of any person to exercise a SAR for up to 30 days if the Grantee’s Service has been or may be suspended or terminated for any reason. Following such suspension, the rights of the person to exercise such SAR shall be controlled by any determination with respect to employment termination made prior to the end of the period of suspension.

8. Dividend Equivalents. A Dividend Equivalent shall be related to a number of Shares specified at the time of grant and shall entitle the holder to cash payments that equal the cash dividend, if any, paid with respect to such Shares provided that the Dividend Equivalent is outstanding on the record date thereof and that it is not subject to any condition limiting the Grantee’s right to receive such payments. A Dividend Equivalent shall be subject to such restrictions and conditions and other terms, including those relating to expiration and forfeiture, as the Committee shall specify at the time such Dividend Equivalent is granted. Notwithstanding the foregoing, any restriction or condition (other than expiration or forfeiture) limiting the Grantee’s right to receive the cash payment described above shall lapse under the same circumstances in which Option exercisability accelerates as described in Section 6(e).

9. Withholding. Whenever under the Plan a Grantee recognizes income with respect to any Share Award, Option, SAR or Dividend Equivalent hereunder, the Company shall have the right to withhold from any award under the Plan or to collect as a condition of any payment under the Plan, any taxes required by law to be withheld. The Company may, at the request of the Grantee, retain Shares which would otherwise be delivered to the Grantee upon exercise of an Option or granting or vesting of Share Awards or other awards, to satisfy up to the maximum statutory withholding tax liability that may result from such exercise or vesting, as the case may be.

10. Compliance with Applicable Laws; Governing Law.

(a) Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Notwithstanding any other provision of the Plan, a Grantee or such other persons as are entitled to exercise an Option or SAR (as described in Section 12(c)) will be prohibited from exercising the Option or SAR to the extent that the General Counsel of the Company has determined that purchases and sales of Company securities shall be restricted because of the existence or potential existence of material nonpublic information concerning the Company, whether or not such determination has been communicated to the Grantee or such persons. If the General Counsel of the Company has made such a determination and the Grantee or such persons give notice of an intent to exercise the Option or SAR (and satisfy all other conditions to the exercise thereof), the General Counsel of the Company shall advise the Grantee or such persons concerning such restrictions, and the effective time of the Grantee’s exercise shall be postponed to the earlier of the date that the General Counsel of the Company determines that such restriction is no longer necessary with respect to exercises of the Option or SAR, or the day before the date that the Option or SAR expires.

(b) This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

11. Financial Restatement and Misconduct Clawback. Notwithstanding any other provision in the Plan, all Plan awards shall be subject to a clawback to the extent provided in the Company’s “Clawback Policy” as in effect as of the date of issuance of a Plan award or as modified thereafter to comply with applicable law.

12. Transferability.

(a) Share Awards. Shares subject to Share Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee while they are subject to the vesting or other restrictions, if any, described in Section 5(a).

(b) OP Units and LTIP Units. Notwithstanding the transfer provisions set forth in the Operating Partnership’s agreement of limited partnership, OP Units and LTIP Units granted under the Plan shall not be sold, assigned, pledged, exchanged for Shares or otherwise transferred, voluntarily or involuntarily, by the Grantee during the two-year period from the date of grant. After the two-year time period, LTIP Units (whether vested or not) and OP Units that are still subject to the vesting or other restrictions, if any, described in Section 5(a), are not transferable except as described in Section 12(c).

(c) Options, SARs, Dividend Equivalents, OP Units and LTIP Units. Options, SARs and Dividend Equivalents, and OP Units and LTIP Units (under the circumstances described in Section 12(b)), are not transferable except (i) by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code); and (ii) a Grantee may transfer all or part of an Option that is not an Incentive Stock Option, or a SAR, or OP Units and LTIP Units after the two-year time period referred to in Section 12(b), to the Grantee’s family members; provided that the transferee thereof shall hold such Option, SAR, OP Unit or LTIP Unit subject to all of the conditions and restrictions contained herein and otherwise applicable to the Option, SAR, OP Unit or LTIP Unit, and that, as a condition to such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Company) that the transfer is subject to such conditions and restrictions. It is the intention of the Company that for purposes of Section 12(c), the term “family member” shall be construed broadly, and include, without limitation, a Grantee’s child, stepchild, grandchild, great-grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the benefit of family members, or partnerships or other entities in which the Grantee and/or family members are the only partners or equity owners.

13. Employment and Shareholder Status; Award Agreements. The Plan does not constitute a contract of employment or continued service, and selection as a Grantee will not give any Grantee the right to be retained in the employ of the Company or any Subsidiary or the right to continue as a trustee of the Company. Any Share Award granted under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company prior to the issuance of Shares pursuant thereto. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered. At the time of a grant, the Committee may require a Grantee to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

14. Adjustments and Change in Control.

(a) In the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, or in the event of any distribution or dividend to common shareholders other than a regular cash dividend, the Committee shall make such equitable adjustments as it deems to be appropriate to the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Share Awards, Options, SARs or Dividend Equivalents outstanding or to be granted under the Plan, and to the terms of any outstanding Share Awards, Options, SARs or Dividend Equivalents, so that the total value of each such award shall not be changed.

(b) In the event of a Change in Control, the Committee shall be authorized to take one of the following actions: (i) in connection with any assumption of the awards under the Plan, to provide that the Share Awards, Options, SARs and other awards be assumed by the successor or surviving entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the equity of the successor or surviving entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests or prices, provided that such equity interests are traded on an established securities exchange; (ii) in connection with any assumption of the Plan, to make adjustments to the number and type of equity interests subject to outstanding awards, and in the number and kind of equity interests subject to outstanding Share Awards, and/or in the exercise price of outstanding Options or the base Fair Market Value of any

SAR, together with the criteria applicable to future Plan awards, provided that such equity interests are traded on an established securities exchange; and (iii) in connection with any Plan termination in connection with a Change in Control, to determine the amount of cash or the value that would have been attained in connection with the vesting and payment of outstanding awards or the other realization of the Grantee’s rights under an award, including any determination that no value would have been achieved with respect to an award as of the date of the Change in Control, and to provide for the payment of cash with respect to outstanding awards, or the cancellation of awards without value, in connection with the Plan termination, subject in all cases to applicable withholding, and to the extent applicable, any applicable provisions of Section 409A of the Code.

15. Performance-Based Awards.

(a) The provisions of this Section 15 shall apply only to the extent determined by the Committee for purposes of making a Plan award “performance-based compensation”. In the event of any inconsistencies between this Section, and the other Plan provisions within the scope of the foregoing, the provisions of this Section shall control.

(b) As soon as practicable following the grant of a Plan award subject to this Section (but in no event more than ninety (90) days after the date of grant to the extent required pursuant to Section 409A of the Code), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, or others, as the Committee deems appropriate: total shareholder return; growth in Funds from Operations, dividends, revenues, net income, share price, earnings per share or any similar earnings-based financial measure determined by the Committee; return on assets, capital and/or shareholders’ equity; and the Company’s financial performance versus its peers. The Committee may select among the goals specified from award to award, which need not be the same for each Grantee. The foregoing does not limit the Committee’s use of other performance goals, or no performance goals, in connection with the grant of an award not subject to this Section.

(c) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under Section 15(b) or otherwise. Except as provided in the preceding sentence, in connection with an award subject to this Section, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

16. Section 409A. To the extent that any award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”), the award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under an award is payable upon a “separation from service” (within the meaning of Section 409A) to a Grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Grantee’s separation from service; or (ii) the Grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

17. Repurchase of Share Awards, SARs and Options. The Committee has the right to determine that it is in the best interests of the Company to repurchase any outstanding Options (whether vested or unvested), SARs (vested or unvested) and unvested Shares or OP Units subject to Share Awards for cash payable to the Grantee equal to the Fair Market Value of such Options, SARs, Shares and OP Units determined by the Committee in its good faith discretion. All outstanding Options, SARs and unvested Share Awards may be subject to repurchase in accordance with the terms of this Section 17; provided, however, that there shall be no repurchase of Options or SARs for a value in excess of the difference between the exercise price and the share price at the time of repurchase.

18. Indemnification. Neither the Board nor any member or any delegate thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s declaration of trust or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

19. Amendments to Plan; Suspension or Termination of Plan. Subject to any approval of the shareholders of the Company to the extent required by law, the Board may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair any Share Award, Option, SAR or Dividend Equivalent previously granted under the Plan without the consent of the holder thereof, absent immediate vesting and cash settlement of the award.

20. General Provisions.

(a) The expenses of administering the Plan shall be borne by the Company or its Subsidiaries.

(b) The Section titles and headings in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(c) Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

(d) Each award may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

(e) In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of awards by a Grantee may be permitted through the use of such an automated system.

(f) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(g) Option exercises and other awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

21. Effective Date of Plan. This Plan shall become effective upon approval by the shareholders of the Company (the “Effective Date”). No awards may be granted under the Plan after the tenth anniversary of the Effective Date.

Date approved by Board of Trustees of the Company: March 14, 2019.

Date approved by Shareholders of the Company: June 27, 2019.